UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 6, 2017

ENDOLOGIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-28440	68-0328265
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2 Musick, Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 595-7200

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Endologix, Inc. (the “Company”) announced that the Board of Directors (the “Board”) of the Company, upon the recommendation of the Nominating, Governance and Compliance Committee (the “Committee”) of the Board, separated the offices of Chairperson of the Board and Chief Executive Officer and appointed Dan Lemaitre as Chairperson of the Board, each effective February 6, 2017. John McDermott, who has served as Chairperson of the Board since March 2012 and as Chief Executive Officer since May 2008, will continue to serve as a director and as Chief Executive Officer of the Company. Mr. Lemaitre has served on the Board since December 2009 and as Lead Independent Director of the Company since March 2014. The Lead Independent Director position will remain vacant until such time as the Chairperson of the Board is not an independent director.

A copy of the press release announcing the foregoing is attached as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit Number	Description
99.1	Press Release, dated February 6, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDOLOGIX, INC.

Date: February 6, 2017	/s/ John McDermott
John McDermott
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated February 6, 2017.